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                                                                   Exhibit 10.10


                                COMERICA INCORPORATED
                           Comerica Tower at Detroit Center
                                     500 Woodward
                               Detroit, Michigan 48226

                                                                            Date

Dear FIELD(1)

    This will confirm the agreement (Agreement) between you and Comerica Incorporated (the Corporation) concerning indemnification of you by the Corporation with respect to expenses, liabilities and losses including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement actually and reasonably incurred by you (indemnified costs) in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (proceeding) (whether or not by or in the right of the Corporation) in which you are involved, as a party or otherwise, by reason of your acting or having acted at any time as a director or officer of the Corporation.

    In view of recent developments with respect to the terms, availability and cost of directors and officers liability insurance (D&O Insurance), the Corporation is entering into this Agreement pursuant to the authority contained in its Bylaws and the provisions of the General Corporation Law of Delaware (Delaware Law), including the provision thereof to the effect that the indemnification authorized thereby is not exclusive. That provision of Delaware Law suggests that contracts may be entered into between a corporation organized under Delaware Law and its directors and officers with respect to indemnification of such persons.

    In order to induce you to continue to act as a director or officer of the Corporation, the Corporation desires to provide you with the broadest indemnity which it is permitted by law to extend.

    In consideration of the foregoing and of your service as a director or officer after the date of this Agreement the Corporation agrees as follows:


BASIC INDEMNIFICATION ARRANGEMENT

    1. To the fullest extent permitted by applicable law and regulation, as currently in effect or hereafter amended, the Corporation shall indemnify you and hold you harmless from and against, and if paid by you, to reimburse you for, any indemnified costs incurred by you in connection with any proceedings arising by reason of the fact that you are or at any time in the past were a director or officer of the Corporation or are or were serving or at any time shall serve at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise including service with respect to employee benefit plans, to the extent of the highest and most advantageous to you of any combination of
         (a) the benefits provided by the indemnification provisions of the Corporation's Bylaws as in effect on the date hereof; (b) the benefits provided by the indemnification provisions of the Corporation's Bylaws in effect at the time such indemnified costs are incurred by you; (c) the benefits allowable under the Delaware Law in effect at the date hereof or as the same may hereafter be amended; (d) the benefits allowable under the law of the jurisdiction under which the Corporation is organized at the time

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         such indemnified costs are incurred by you; (e) the benefits available under any D&O Insurance or other liability insurance obtained by the Corporation; and (f) the benefits available to the fullest extent authorized to be provided to you by the Corporation under the non-exclusivity provisions of the Bylaws of the Corporation and the Delaware Law.

    2. To the fullest extent permitted by applicable law and regulation, as currently in effect or hereafter amended, the Corporation shall pay any and all expenses in connection with a proceeding arising by reason of the fact that you are or at any time in the past were a director or officer of the Corporation as the same are incurred and in advance of the final disposition of any such proceeding, regardless of whether the directors of the Corporation have previously authorized such payments, upon receipt from you, unless not required by the law of the state of incorporation of the Corporation, of an undertaking by or on your behalf to repay such amount if it shall ultimately be determined that you are not entitled to be indemnified by the Corporation for such expenses under applicable law, the Corporation's Bylaws or this Agreement or otherwise.


SPOUSAL INDEMNIFICATION

    The Corporation further agrees to indemnify your spouse to whom you are legally married at any time you are covered under the indemnification provided herein (even if you do not remain married to such spouse during the entire period of coverage) against third party actions, suits or proceedings or direct or derivative actions or suits for the same period, to the same extent and subject to the same standards, limitations, obligations and conditions you are provided indemnification herein in the event your spouse (or former spouse) becomes involved in an action, suit or proceeding solely by reason of your spouse's status as your spouse, including without limitation, any action, suit or proceeding that seeks damages recoverable from marital community property, jointly-owned property or property purported to have been transferred from you to your spouse (or former spouse). Your spouse or former spouse may also be entitled to advancement of expenses to the same extent you would be hereunder, and the Corporation may maintain insurance to cover its obligation hereunder with respect to your spouse (or former spouse) or set aside assets in a trust or escrow fund for such purpose.


ENFORCEMENT COSTS

    To pay any and all costs and expenses (including, without limitation, reasonable attorneys' fees) incurred by you to enforce your rights hereunder.


INSURANCE

    The Corporation will purchase and maintain in effect for your benefit one or more valid, binding and enforceable policy or policies of D&O Insurance provided that the Corporation shall not be required to purchase and maintain the same if such insurance is not reasonably available or if in the reasonable business judgment of the then directors of the Corporation the cost for such insurance is substantially

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disproportionate to the coverage provided or the coverage provided is so limited by exclusions that the benefits provided by such insurance are insufficient.

    The Corporation agrees that the provisions hereof shall remain in effect regardless of whether D&O Insurance or other liability insurance coverage is at any time obtained or retained by the Corporation and that any benefits granted to you hereunder shall be in addition to any indemnification benefits provided to you by any entity other than the Corporation; except that any payments made under an insurance policy or from any other source shall reduce the obligations of the Corporation hereunder.


PARTIAL INDEMNIFICATION

    If you are entitled under any provision of this Agreement to indemnification for some claims but not as to other claims or for some portion of expenses but not for the total amount thereof, the Corporation shall nevertheless indemnify you for the portion of such claims and expenses to which you are entitled to indemnification.


LIMITATIONS ON INDEMNIFICATION

    No indemnification, reimbursement or payment shall be required of the Corporation hereunder except to the extent it is provided from policies of insurance carried by the Corporation:

    (1) with respect to any claim as to which you shall have been finally adjudged by a court of competent jurisdiction to (a) have acted with bad faith, (b) be liable for acts or omissions which involve intentional misconduct, a knowing violation of law or of your duty of loyalty to the Corporation or its shareholders, (c) have authorized a redemption of or dividend on the Corporation's stock which is prohibited by Delaware Law or (d) have effected any transaction from which you have derived an improper personal benefit within the meaning of Section 102(b)(7) of the Delaware Law, except to the extent that such court, or another court having jurisdiction, shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, you are fairly and reasonably entitled to indemnity for such indemnified costs as the court shall deem proper;

    (2) with respect to any payment determined by final judgment of a court, or other tribunal having jurisdiction over the question, to be unlawful; and

    (3) with respect to any obligation of yours under Section 16(b) of the Securities Exchange Act of 1934, as amended. and

    (4) with respect to any liability or expense (including any penalty, judgment or legal expense) sustained in connection with an administrative or civil enforcement action which is initiated by a federal banking agency and results in a final adjudication or finding against you; if such indemnification, reimbursement or payment, on the date thereof, is a prohibited indemnification payment under Part 359 of Title 12, Chapter

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         III of the Code of Federal Regulations as amended and in effect on the date of such payment.


ESTABLISHMENT OF TRUST

    The Corporation may (but shall not be obligated to) dedicate assets of the Corporation as collateral security for the funding of its obligations under this Agreement and under similar agreements with other directors, officers, employees and agents by depositing assets or bank letters of credit in trust or escrow, establishing reserve accounts, funding self-insurance arrangements or otherwise on such terms as the Corporation may determine.


LEGAL DEFENSE

    You shall provide to the Corporation prompt written notice of any proceeding brought, threatened, asserted or commenced against you with respect to which you may assert a right to indemnification hereunder. You shall not make any admission or effect any settlement without the Corporation's written consent unless you shall have determined to undertake your own defense in such matter and have waived the benefits of this Agreement. The Corporation shall not settle any proceeding to which you are a party in any manner which would impose any penalty on you without your written consent. Neither you nor the Corporation will unreasonably withhold consent to any proposed settlement. Except as otherwise provided below, to the extent that it may wish to do so, the Corporation jointly with any other indemnifying party similarly notified will be entitled to assume your defense in any proceeding, with counsel mutually satisfactory to you and the Corporation. After notice from the Corporation to you of the Corporation's election so to assume such defense, the Corporation will not be liable to you under this Agreement for any legal or other expenses subsequently incurred by you in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. You shall have the right to employ counsel in such proceeding but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at your expense unless (a) the employment of counsel by you has been authorized by the Corporation, (b) you shall have reasonably concluded that there may be a conflict of interest between you and the Corporation in the conduct of the defense of such action, or (c) the Corporation shall not in fact have employed counsel to assume the defense of such action; in each of these cases the fees and expenses of counsel shall be at the expense of the Corporation. The Corporation shall not be entitled to assume your defense in any proceeding brought by or on behalf of the Corporation or as to which you shall have made the conclusion provided for in clause (b) above.


INDEMNIFICATION - SECURITIES ACT LIABILITIES

    You agree that it will not be a breach of this Agreement for the Corporation to undertake with the Securities and Exchange Commission in connection with the registration for sale of any securities of the Corporation that, in the event a claim for indemnification against liabilities under the Securities Act of 1933 (Act) (other than the payment of expenses incurred in the successful defense of any such action, suit or proceeding) is asserted in connection with such securities being registered, the Corporation will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of competent jurisdiction the question of whether or not such indemnification by it is against public policy as

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expressed in the Act and will be governed by the final adjudication of such issue.


NO PERSONAL LIABILITY

    You agree that neither the stockholders nor the directors nor any officer, employee, representative or agent of the Corporation shall be personally liable for the satisfaction of the Corporation's obligations under this Agreement, and you shall look solely to the assets of the Corporation for satisfaction of any claims hereunder.


CONTINUING RIGHTS

    Your rights and the obligation of the Corporation hereunder shall continue in full force and effect despite any subsequent amendment or modification of the Bylaws as such are in effect on the date hereof or any action by the directors or shareholders of the Corporation.


DURATION OF AGREEMENT

    This Agreement shall continue until and terminate upon the later of: (a) 10 years after the date that you shall have ceased to serve as a director, officer, employee, agent or fiduciary of the Corporation or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which you served at the request of the Corporation; or (b) the final termination of all pending proceedings in respect of which rights of indemnification or advancement of expenses are granted under this Agreement.


GOVERNING LAW

    This Agreement shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of Delaware and the rights provided to you hereunder shall not be deemed exclusive of any other rights you may be or become entitled to in respect of indemnity for your actions as a director or officer of the Corporation.


SEVERABILITY

    The provisions of this Agreement are severable and if any provision or portion hereof, shall for any reason be held illegal, invalid or unenforceable, such determination shall not affect any other provision or portion hereof or any rights existing otherwise than under this Agreement.


SUCCESSORS AND ASSIGNS

    This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, personal representatives, successors and assigns.


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                                       COMERICA INCORPORATED


                                       By   ________________________________
                                            George W. Madison
                                            Executive Vice President
                                            General Counsel and Corporate
                                            Secretary

Accepted:


____________________________________
Director or Officer




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